UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) June 22, 2007

ELECTRONIC ARTS INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

0-17948	94-2838567
(Commission File Number)	(IRS Employer Identification No.)

209 Redwood Shores Parkway, Redwood City, California 94065-1175

(Address of Principal Executive Offices) (Zip Code)

(650) 628-1500

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 18, 2007, Electronic Arts Inc. (“EA”) issued a press release in which it announced organizational changes to its operating structure. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

In connection with the announced organizational changes, EA eliminated the position of President, Worldwide Studios, which had been held by V. Paul Lee. Pursuant to the terms of an employment agreement EA entered into with Mr. Lee on June 18, 2007 (the “Employment Agreement”), Mr. Lee will continue to be employed by EA as Senior Advisor to EA’s Chief Executive Officer. A copy of the Employment Agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

The following summary of the material terms of the Employment Agreement does not purport to be complete and is subject to and qualified in its entirety by reference to the attached copy of the Employment Agreement.

Pursuant to the terms of the Employment Agreement:

•

Mr. Lee shall serve as Senior Advisor and report directly to EA’s Chief Executive Officer, John Riccitiello. Mr. Lee’s duties will be at the discretion of EA’s CEO but shall include special projects assigned from time to time as well as providing strategic advice and consulting on a range of matters including (i) studio operations and management, (ii) product development, (iii) mergers and acquisitions, and (iv) training and knowledge sharing. Mr. Lee shall devote his full time (other than as provided for in the Employment Agreement) and use his skills and competence to promote the interests of EA and to improve and extend the business thereof.

•

Mr. Lee shall receive an annual base salary of 685,931 Canadian dollars. At the sole discretion of EA, Mr. Lee may be eligible for a performance bonus. Mr. Lee shall also be eligible for continued participation in all health, dental, insurance and other benefits programs normally conferred, or that may in the future be conferred, on comparable EA employees.

•	The Employment Agreement terminates on June 30, 2009, unless terminated earlier pursuant to the terms of the Employment Agreement.

•

EA may peremptorily and without having to show cause terminate the Employment Agreement at any time prior to June 30, 2009, in which case it will be required to provide Mr. Lee with (i) a lump sum payment equal to the amount of base salary he would have otherwise earned through June 30, 2009, plus any unused vacation or sabbatical time and unpaid reimbursement of expenses provided for by the Employment Agreement, and (ii) continuation through June 30, 2009 of any extended health and dental benefits to which Mr. Lee was eligible and enrolled at the time of termination, other than Long Term Disability insurance or Out of Province Medical insurance, both of which will terminate eight weeks from the date on which Mr. Lee’s termination actually occurs.

•

In the event Mr. Lee terminates his employment prior to April 4, 2008, he shall be entitled to (i) continued payment of base salary through April 4, 2008, (ii) on April 4, 2008, a lump sum payment equal to the amount of base salary he would have otherwise earned from April 4, 2008 through June 30, 2009, and (iii) continuation through June 30, 2009 of any extended health and dental benefits to which Mr. Lee was eligible and enrolled at the time of termination, other than Long Term Disability insurance or Out of Province Medical insurance, both of which will terminate eight (8) weeks from date on which Mr. Lee’s termination actually occurs.

•

In the event Mr. Lee terminates his employment on or after April 4, 2008, he shall be entitled to (i) a lump sum payment equal to the amount of base salary he would have otherwise earned from the date of his termination through June 30, 2009, and (ii) continuation through June 30, 2009 of any extended health and dental benefits to which Mr. Lee was eligible and enrolled at the time of termination, other than Long Term Disability insurance or Out of Province Medical insurance, both of which will terminate eight (8) weeks from date on which Mr. Lee’s termination actually occurs.

•

In the event EA elects to terminate the Employment Agreement for any reason prior to April 4, 2008, Mr. Lee shall have the right to cease working and request that the actual termination date be extended until the earlier of April 4, 2008 or the expiration of all of his unused vacation and sabbatical time. If Mr. Lee elects to terminate the Employment Agreement for any reason on or after April 4, 2008, he shall have the right to cease working and request that the actual termination date be extended until the earlier of the expiration of all of his unused vacation and sabbatical or June 30, 2009 (“Vacation/Sabbatical Extension”). If Mr. Lee elects to use a Vacation/Sabbatical Extension, he shall not be entitled to any payments other than his base salary during the Vacation/Sabbatical Extension. At the conclusion of the Vacation/Sabbatical Extension, EA shall make a lump sum payment to Mr. Lee representing the amount of base salary he would have earned from the commencement of the vacation or sabbatical period through June 30, 2009 plus, if applicable, a lump sum payment representing any remaining unused vacation or sabbatical owed to Mr. Lee.

•

Mr. Lee’s outstanding equity grants will continue to be governed by the terms and conditions of the equity plans and related grant documentation pursuant to which they were granted. Any unvested equity grants held by Mr. Lee will continue vesting until the earlier of June 30, 2009 or the date upon which the Employment Agreement is terminated.

•

Until the later of the termination of the Employment Agreement for any reason or April 4, 2008, Mr. Lee shall not, within the geographic territory of North America, serve as an executive, officer, director, employee or in any advisory capacity with any competitor, in whole or in part, of EA, either individually or in partnership or jointly or in conjunction with any person or legal entity, as principal, agent, shareholder, trustee or in any other manner whatsoever otherwise carry on or be engaged in or be concerned with any person or legal entity, that is a competitor, in whole or in part, of EA, except as a shareholder holding less than 10% of the outstanding shares of any such corporation (“Non-Competition Obligation”).

•

Until the later of the termination of the Employment Agreement for any reason or April 4, 2008, Mr. Lee shall not, directly or indirectly recruit, solicit or endeavour to entice away from EA any individual who is an employee of or service provider to EA (“Non-Solicitation Obligation”).

•

Notwithstanding any earlier termination of the Employment Agreement, to the extent that Mr. Lee has fulfilled the Non-Competition and Non-Solicitation Obligations through April 4, 2008, EA shall make an additional payment to Mr. Lee of 514,448 Canadian dollars. In addition, provided Mr. Lee continues to fulfill the Non-Competition and Non-Solicitation Obligations after April 4, 2008, EA shall make an additional payment to Mr. Lee of 57,161 Canadian dollars for every month the Employment Agreement remains in effect from April 4, 2008 until June 30, 2009. Mr. Lee shall not be entitled to the monthly payments referred to in the preceding sentence during the period of any Vacation/Sabbatical Extension.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description
10.1	Employment Agreement dated June 18, 2007.

99.1	Press release dated June 18, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ELECTRONIC ARTS INC.

Dated: June 22, 2007	By:	/s/ Stephen G. Bené
Stephen G. Bené
Senior Vice President, General Counsel and Secretary